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                                                                    EXHIBIT 15.1







December 27, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 17, 2002, except for Notes 1 and 2, as to which the date is April 29, 2002, on our review of the interim consolidated financial information of Nabors Industries, Inc. (Nabors Delaware) as of and for the periods ended March 31, 2002 and 2001 and included in Nabors Delaware's quarterly report on Form 10-Q for the quarter ended March 31, 2002 is incorporated by reference in this Registration Statement.

We are also aware that our report dated July 17, 2002, except for Note 11, as to which the date is August 8, 2002, and Notes 4 and 10, as to which the date is October 10, 2002, on our review of the interim consolidated financial information of Nabors Industries Ltd. (the Company) as of and for the periods ended June 30, 2002 and 2001 and included in the Company's quarterly report on Form 10-Q/A for the quarter ended June 30, 2002 is incorporated by reference in this Registration Statement.

We are also aware that our report dated October 23, 2002 on our review of the interim consolidated financial information of Nabors Industries Ltd. (the Company) as of and for the periods ended September 30, 2002 and 2001 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2002 is incorporated by reference in this Registration Statement.

Very truly yours,


/s/ PricewaterhouseCoopers LLP